Exhibit 10.3

AMENDMENT NO. 1

TO THE

CLEARWATER PAPER CORPORATION

2008 STOCK INCENTIVE PLAN

The Clearwater Paper Corporation 2008 Stock Incentive Plan, as adopted by the Board of Directors on December 2, 2008 (the “Plan”), is hereby amended as follows:

Effective as of December 27, 2010, Section 5 of the Plan is amended by revising subsection (a) thereof to read as follows:

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 2,061,530 Shares, which shall consist of (i) 1,695,000 Shares available for issuance as Awards to any Employees, Consultants or Outside Directors, and (ii) 366,530 Shares available for issuance as Awards only to Employees, Consultants or Outside Directors who were not employed on December 26, 2010 by the Corporation or any of its Subsidiaries. The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Corporation, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

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To record the adoption of this Amendment by the Board of Directors, Clearwater Paper Corporation has caused its authorized officer to execute the same.

Date: December 27, 2010	CLEARWATER PAPER CORPORATION

	By:	/s/ Thomas H. Carter
	Name:	Thomas H. Carter
	Title:	Vice President, Human Resources

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